AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ---------------------------------

                              JLM INDUSTRIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 8675 HIDDEN RIVER PARKWAY
          DELAWARE                    TAMPA, FL 33637           06-1163710
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Address of principal     (I.R.S. Employer
 incorporation or organization)      executive offices)   Identification Number)
                                         (Zip Code)

                       ---------------------------------

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

          -------------------------------------------------------------

                                JOHN L. MACDONALD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              JLM INDUSTRIES, INC.
                            8675 HIDDEN RIVER PARKWAY
                                 TAMPA, FL 33637
                     (Name and address of agent for service)
                                 (813) 632-3310
          (Telephone number, including area code, of agent for service)
          -------------------------------------------------------------

                                 WITH COPIES TO:

                             JONATHAN J. RUSSO, ESQ.
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 702-5700

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                    AMOUNT TO BE    PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  REGISTERED(1)  PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share...             665,000            $1.88              $1,250,000.00              $313.00
====================================================================================================================================

(1) Represents 665,000 shares of common stock issued or to be issued pursuant to the Registrant's 2001 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of the registrant's common stock on the Nasdaq National Market on September 27, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      We hereby incorporate by reference into this Registration Statement the following documents which we have previously filed with the Securities and Exchange Commission (the "Commission"):

      1.    Our Annual Report on Form 10-K for the year ended December 31, 2000.

      2. Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2000.

      3. Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2000.

      4. Amendment No. 3 to our Annual Report on Form 10-K/A for the year ended December 31, 2000.

      5.    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2001.

      6.    Our Quarterly Report on Form 10-Q for the quarter ended June 30,
            2001.

      7. Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2001.

      8.    Our Current Report on Form 8-K dated June 28, 2001.

      We also incorporate herein the description of our common stock by reference to our Registration Statement on Form 8-A (File No. 000-22687-43), filed with the Commission on July 11, 1997, as such description is amended by our Registration Statement on Form S-3 (File No. 333-65488), filed with the Commission on July 20, 2001.

      In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering of the common stock shall be deemed to be incorporated in and made a part of this Registration Statement by reference from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      DGCL Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

      DGCL Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

      Our Bylaws further provide that we may indemnify our officers and directors to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

      In addition we have entered into agreements (the "Indemnification Agreements") with some of our directors and officers pursuant to which we have agreed to indemnify such person against claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such person and arising out of his capacity or service as a director, officer, employee and/or agent of ours to the maximum extent permitted by applicable law. In addition, each such person shall be entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against. The Indemnification Agreements also obligate us to purchase and maintain insurance for the benefit and on behalf of each of our directors insuring such director in or arising out of his capacity as a director, officer, employee and/or agent of ours. We have purchased such insurance, which provides coverage with respect to liabilities that may arise under the Securities Act of 1933, as amended (the "Securities Act") and against which such persons might not be indemnified by us.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following is a list of Exhibits filed as a part of this Registration
Statement:

      Exhibit
      Number     Description of Document
      ------     -----------------------
        4.1      2001 Employee Stock Purchase Plan.
       23.1      Consent of Deloitte & Touche LLP, Independent Auditors.
       24.1      Power of Attorney (included on page II-6).

ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 28, 2001.

                                   JLM INDUSTRIES, INC.
                                   (Registrant)


                                   By: /s/ John L. Macdonald
                                       ----------------------------------------
                                       John L. Macdonald
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints John L. Macdonald and Michael
E. Hayes or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                          Title                                          Date
---------                                          -----                                          ----
/s/ John L. Macdonald                              President, Chief Executive Officer and
--------------------------------------------       Director
John L. Macdonald                                  (Principal Executive Officer)                  September 28, 2001

/s/ Michael E. Hayes                               Vice President and Chief Financial Officer
--------------------------------------------       (Principal Financial and Accounting Officer)   September 28, 2001
Michael E. Hayes

/s/ Sean D. Macdonald                              Vice President and Director                    September 28, 2001
--------------------------------------------
Sean D. Macdonald

/s/ Walter M. Tarpley                              Vice President and Director                    September 28, 2001
--------------------------------------------
Walter M. Tarpley

/s/ Vincent J. Naimoli                             Director                                       September 28, 2001
--------------------------------------------
Vincent J. Naimoli

/s/ Philip S. Sassower                             Director                                       September 28, 2001
--------------------------------------------
Philip S. Sassower

/s/ A. Gordon Tunstall                             Director                                       September 28, 2001
--------------------------------------------
A. Gordon Tunstall

/s/ Jerry L. Weinstein                             Director                                       September 28, 2001
--------------------------------------------
Jerry L. Weinstein

                                  EXHIBIT INDEX

Exhibit Number       Description of Document
--------------       -----------------------------------------------------------
    4.1              2001 Employee Stock Purchase Plan.
   23.1              Consent of Deloitte & Touche LLP, Independent Auditors.
   24.1              Power of Attorney (included on page II-6).